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                                                                  Exhibit #10(h)

DESCRIPTION OF AGREEMENT PERTAINING TO A "KEY MAN" LIFE INSURANCE POLICIES

The Company carries and pays the premium for a "key man" life insurance policy on Mr. Stearns, the President, Treasurer and a Director of the Company, in the amount of $1,000,000, and as one of the named beneficiaries, the Company is entitled to ninety (90%) of the benefits of such policy. Sally A. Stearns is the other named beneficiary of Mr. Stearns' insurance policy and is entitled to ten percent (10%) of the benefits of such insurance policy. The Company also carries and pays the premium for a "key man" life insurance policy on Ms. Stearns, the Vice President, Secretary and a Director of the Company, in the amount of $500,000 and is entitled to eighty percent (80%) of the benefits of such policy. William C. Stearns is the other named beneficiary of Ms. Stearns' policy and is entitled to receive the remaining twenty percent (20%) of the benefits of such insurance policy.


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